EXECUTION VERSION

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE, dated as of June 8, 2020 (this “Supplemental Indenture”), to the Indenture, dated as of April 1, 1998, as supplemented by a First Supplemental Indenture, dated as of July 7, 2000, a Second Supplemental Indenture, dated as of July 6, 2004, a Third Supplemental Indenture, dated as of June 23, 2006, a Fourth Supplemental Indenture, dated as of March 3, 2010, a Fifth Supplemental Indenture, dated as of May 23, 2013, a Sixth Supplemental Indenture, dated as of May 31, 2013 and a Seventh Supplemental Indenture, dated February 13, 2014, between MERITOR, INC., an Indiana corporation (“Meritor” or the “Company”), having its principal office at 2135 West Maple Road, Troy, Michigan 48084-7186, and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as predecessor trustee (the “Predecessor Trustee”), as further supplemented by this Supplemental Indenture between the Company and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor Trustee (the “Trustee”), having its corporate trust office at 535 Griswold Street, Suite 550, Detroit, MI 48226.

WHEREAS, the Company and the Predecessor Trustee executed and delivered an Indenture, dated as of April 1, 1998 (the “Base Indenture”), to provide for the issuance by the Company from time to time of debt securities evidencing its indebtedness, and the Trustee shall, upon execution of this Supplemental Indenture, be Trustee under the Base Indenture with respect to the Notes (as defined below) which constitute Securities as defined in the Base Indenture. The Base Indenture, as supplemented and amended by the foregoing supplemental indentures and this Supplemental Indenture, is herein referred to as the “Indenture;”

WHEREAS, pursuant to Section 3.01, Section 6.11(b)(3), Section 9.01(10) of the Base Indenture, the Company may appoint separate trustees under the Base Indenture with respect to different series of Securities issued thereunder, and the Company desires to appoint U.S. Bank National Association as Trustee with respect to the Notes and U.S. Bank National Association wishes to accept such appointment;

WHEREAS, Meritor intends to issue $300,000,000 aggregate principal amount of a new series of Securities under the Indenture designated as 6.250% Notes due 2025 (such 6.250% Notes due 2025 are herein referred to as the “Notes”);

WHEREAS, the Company desires to enter into this Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the form, terms and provisions of the Notes, including certain redemption and repurchase rights and certain covenants of the Company, as permitted by Section 2.01 and Section 3.01 of the Base Indenture, to appoint the Trustee for the Notes under the Indenture and to make certain other amendments to the Base Indenture pursuant to Section 9.01 thereof, as hereinafter provided;

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms have been done;

WHEREAS, pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of June 7, 2019 (as amended, extended, replaced or refinanced from time to time, or any subsequent credit facility of Meritor, the “Senior Credit Agreement”), among Meritor, the financial institutions from time to time parties thereto (the “Senior Lenders”) and the administrative agent and other parties from time to time party thereto, Meritor has agreed for the benefit of such Senior Lenders to provide guarantees (the “Senior Credit Agreement Guarantees”) by certain of its subsidiaries (the “Subsidiary Guarantors”) of its obligations thereunder;

WHEREAS, Meritor desires that the Subsidiary Guarantors provide guarantees, on the same terms as the Senior Credit Agreement Guarantees provided to such Senior Lenders, for the benefit of the Trustee and the Holders of the Notes (and not for the benefit of Holders of any other series of Securities except as otherwise provided in the Indenture); and

WHEREAS, in connection with the issuance of the Notes, the Subsidiary Guarantors are executing and delivering the Subsidiary Guaranty dated as of June 8, 2020 (as amended from time to time by the addition of additional Subsidiary Guarantors, the “Subsidiary Guaranty”) for the benefit of the Trustee and the Holders of the Notes (and not for the benefit of Holders of any other series of Securities), in the form attached hereto as Exhibit A;

NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE 1
APPOINTMENT OF TRUSTEE FOR THE NOTES, DEFINITIONS

Section 1.01. Appointment of Trustee for the Notes. Pursuant to Section 3.01 of the Base Indenture, the Company hereby appoints, and U.S. Bank National Association accepts its appointment, as Trustee under the Indenture with respect to the Notes and as Security Registrar, Paying Agent and Authenticating Agent for the Notes (but not, in each case, for any other series of Securities). For the avoidance of doubt, U.S. Bank National Association shall be entitled to all of the rights, powers, privileges, indemnities and immunities granted to the “Trustee” as defined in and under the Base Indenture as if incorporated herein including but not limited to the rights of compensation and indemnification contained in Section 6.07 of the Base Indenture.

Section 1.02. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Indenture has the meaning assigned to such term in the Indenture. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Indenture” and each other similar reference contained in the Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as amended hereby.

ARTICLE 2
THE NOTES

Section 2.01. The Notes. The Indenture is hereby supplemented to incorporate the form, terms and provisions of the series of Notes designated as the 6.250% Notes due 2025 of Meritor to be issued under the Indenture, which form, terms and provisions are set forth in the form of the Notes attached hereto as Exhibit B and in this Supplemental Indenture. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. Notwithstanding anything to the contrary in the Indenture, Meritor shall not issue any additional notes of the series of Notes designated as the 6.250% Notes due 2025 unless the additional notes are fungible with the outstanding notes of such series for U.S. Federal income tax purposes.

ARTICLE 3
SUBSIDIARY GUARANTEES

Section 3.01. Subsidiary Guarantees.

(a) The Indenture is hereby supplemented to incorporate the terms of the Subsidiary Guaranty for the benefit of the Trustee and the Holders of the Notes (and not for the benefit of Holders of any other series of Securities).

(b) Meritor will cause each Subsidiary Guarantor to execute and deliver the Subsidiary Guaranty.

Section 3.02. Amendment of Guaranty.

(a) The Subsidiary Guaranty may be amended or supplemented (and shall be supplemented when required by subsection (b) of this Section 3.02) to include additional subsidiaries of Meritor or to add new Securities covered thereby, in each case during the term of the Subsidiary Guaranty and in accordance with the terms and conditions of the Subsidiary Guaranty, and the terms of any such amendment or supplement shall be deemed to be incorporated herein.

(b) If after the date hereof any subsidiary of Meritor that is not already a Subsidiary Guarantor guarantees any obligations of Meritor under the Senior Credit Agreement, Meritor shall simultaneously cause such subsidiary to execute and deliver a counterpart of the Subsidiary Guaranty and such subsidiary shall thereupon be considered a Subsidiary Guarantor for all purposes under the Subsidiary Guaranty and this Supplemental Indenture.

ARTICLE 4
REDEMPTION, REPURCHASE AND DEFEASANCE

Section 4.01. Optional Redemption. The Indenture is hereby supplemented to incorporate the following rights of redemption solely with respect to the Notes (and not with respect to any other series of Securities):

The Notes are redeemable, at the Company’s option, from time to time, through any one or more of the methods set forth below. Notes called for redemption will become due on the date fixed for redemption. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption. On or before any Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price (including, in the case of clause (a) below, the Applicable Premium, and in the case of clauses (b) and (c) below, any premiums described therein) of and accrued and unpaid interest, if any, on the Notes to be redeemed.

If the Company is redeeming less than all the Notes at any time, the Trustee will select the Notes to be redeemed using a method consistent with the procedures of The Depository Trust Company, a New York Corporation (“DTC”). The Company will redeem Notes in increments of $1,000. The Company will cause notices of any redemption to be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. The Company will issue a Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof upon cancellation of the original Note.

(a) Make-whole redemption. Prior to June 1, 2022, the Company may redeem, at its option, from time to time, the Notes, in whole or in part, at a Redemption Price calculated by the Company equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) the Applicable Premium as of the Redemption Date on the Notes to be redeemed, plus (iii) accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) on the Notes to be redeemed.

Solely for purposes of this Section 4.01(a), the following definitions will apply:

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the Redemption Price of such Note at June 1, 2022 as set forth below in Section 4.01(c) (“Redemption after June 1, 2022”), plus (2) all remaining required interest payments due on such Note through June 1, 2022 (excluding accrued and unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) 100% of the principal amount of such Note.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker and having an actual or interpolated maturity comparable to the remaining term through June 1, 2022 of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term through June 1, 2022 of those Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Independent Investment Banker” means J.P. Morgan Securities LLC and any successor thereto or, if that firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities LLC or any successor thereto, and two additional Primary Treasury Dealers selected by the Company or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer and (ii) any other Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

(b) Equity Clawback. Prior to June 1, 2022, the Company may redeem, at its option, from time to time, up to 35% of the aggregate principal amount of the Notes issued on June 8, 2020 with the net cash proceeds of one or more public sales of the Company’s common stock at a Redemption Price calculated by the Company equal to 106.25% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) on the Notes to be redeemed; provided that at least 65% of the aggregate principal amount of Notes originally issued on June 8, 2020 remains Outstanding after each such redemption and notice of any such redemption is mailed within 90 days of any such sale of common stock.

(c) Redemption After June 1, 2022. On or after June 1, 2022, the Company may redeem, at its option, from time to time, the Notes, in whole or in part, at the Redemption Prices calculated by the Company (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) on the Notes to be redeemed, if redeemed during the 12-month period beginning on June 1 of the years indicated below:

Year	Redemption Price
2022	103.125%
2023	101.563%
2024 and thereafter	100.000%

Section 4.02. Repurchase of Notes Upon a Change of Control. The Indenture is hereby supplemented to incorporate the following rights of repurchase upon a Change of Control solely with respect to the Notes (and not with respect to any other series of Securities):

The Company must commence, within 30 days of the occurrence of a Change of Control, and thereafter consummate, an Offer to Purchase all of the Notes then Outstanding, at a purchase price calculated by the Company equal to 101% of their principal amount, plus accrued and unpaid interest, if any, on the Notes to be purchased to, but not including, the Change of Control Payment Date (subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Payment Date).

However, the Company shall not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements for an Offer to Purchase to be made by the Company upon a Change of Control, and purchases all Notes properly tendered and not withdrawn under the Offer to Purchase upon a Change of Control, or (ii) a notice of redemption has been given as described above under Section 4.01, “Optional Redemption”, to redeem all Outstanding Notes that would otherwise be subject to the Offer to Purchase, unless and until there is a default in payment of the applicable Redemption Price. An Offer to Purchase upon the occurrence of a Change of Control may be made by either the Company or a third party in advance of a Change of Control if a definitive agreement to effect the Change of Control has been fully executed at the time such Offer to Purchase is made and the Offer to Purchase is consummated upon or after the consummation of the Change of Control, and such Offer to Purchase will be conditional on the Change of Control. In addition, the Company will not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Notes, other than a default in the payment of the purchase price payable in connection with an Offer to Purchase upon a Change of Control.

Solely for purposes of this Section 4.02, “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company or any of its Subsidiaries;

(2) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than one of the Company’s Subsidiaries becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Company’s Voting Stock on a fully diluted basis;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company;

(4) individuals who on June 8, 2020 constitute the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination by the board of directors of the Company for election by the stockholders of the Company was approved by a vote of at least a majority of the members of the board of directors of the Company then in office who either were members of the board of directors of the Company on June 8, 2020 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of the Company then in office; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the Company’s outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Company’s Voting Stock outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the Voting Stock of the surviving Person.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

Solely for purposes of this Section 4.02, “Offer to Purchase” means an offer to purchase the Notes then Outstanding by the Company from the Holders thereof commenced by mailing a notice to the Trustee and each Holder thereof stating:

(1) that all Notes validly tendered pursuant to the Offer to Purchase will be accepted for payment;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Change of Control Payment Date;

(5) that Holders of Notes electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with a completed form pursuant to which the Holder elects to require the Company to purchase the Note, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

(6) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof.

On the Change of Control Payment Date, the Company shall (1) accept for payment Notes or portions thereof validly tendered pursuant to an Offer to Purchase; (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted (which deposit shall be made at least one Business Day prior to the Change of Control Payment Date); and (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Company will instruct the Paying Agent to promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price therefor, and the Company will instruct the Trustee pursuant to a Company Order to promptly authenticate and mail to such Holders a new Note (which the Company shall execute) equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Change of Control Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.02, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 4.02 by virtue of any such conflict.

Solely for purposes of this Section 4.02, “Voting Stock” means, with respect to any specified Person as of any date, the capital stock of the Person then outstanding that is at the time entitled to vote generally in the election of the board of directors or similar governing body of such Person.

Section 4.03. Defeasance. The provisions of Section 4.03 and Section 10.09 of the Indenture with respect to defeasance shall be applicable to the Notes, provided that references in Sections 4.03(a)(4) and 10.09(5) to Holders shall mean the beneficial owners for U.S. Federal income tax purposes.

ARTICLE 5
ADDITIONAL COVENANTS

Section 5.01. Reports by Company. The Indenture is hereby supplemented by amending Section 7.04 of the Indenture solely with respect to the Notes (and not with respect to any other series of Securities) by (i) deleting “is required to file” in paragraph (1) of such Section and replacing it with “files” and (ii) inserting the following text immediately following the word “Commission” in paragraph (3) of such Section:

“; provided, however, that any document or report required to be filed with the Trustee or transmitted to Holders of Securities pursuant to this Section 7.04 that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee and transmitted to Holders of Securities for purposes of this Section 7.04 at the time such documents are filed via the EDGAR system.”

Section 5.02. Limitation on Liens. The Indenture is hereby supplemented by amending Section 10.05 of the Indenture solely with respect to the Notes (and not with respect to any other series of Securities) by inserting the following text immediately following the word “exceed” in the last sentence of such section:

“the greater of (x) $250 million and (y)”.

Section 5.03. Limitation on Restricted Payments. The Indenture is hereby supplemented to incorporate the following additional covenant solely with respect to the Notes (and not with respect to any other series of Securities):

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(a) a default (used in this Section 5.03 as defined in Section 6.02 of the Indenture) with respect to the Notes shall have occurred and be continuing or shall occur as a consequence thereof;

(b) after giving effect to such Restricted Payment (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Interest Coverage Ratio would be less than 2:00 to 1:00; or

(c) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after June 8, 2020 (other than Restricted Payments made pursuant to clauses (b), (c), (d) or (e) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(i) 50% of Consolidated Net Income of the Company and all of its Subsidiaries determined in accordance with GAAP for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after June 8, 2020 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a loss, minus 100% of such aggregate loss), plus

(ii) 100% of the aggregate net cash proceeds received by the Company from the issuance and sale of Qualified Equity Interests of the Company on or after June 8, 2020 except as set forth herein, other than any such proceeds, property or assets received from the Company’s Subsidiaries, plus

(iii) the aggregate amount by which Indebtedness (other than any subordinated Indebtedness) incurred by the Company or any Subsidiary subsequent to June 8, 2020 is reduced on the Company’s balance sheet upon the conversion or exchange (other than by the Company’s Subsidiaries) into Qualified Equity Interests of the Company (less the amount of any cash, or the fair value of assets, distributed by the Company or any Subsidiary upon such conversion or exchange to the holders (in their capacities as such) of Equity Interests of the Company).

The foregoing provisions will not prohibit:

(a) the payment by the Company of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(b) the repurchase or redemption of any Equity Interests of the Company in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (or an issuance or sale that occurs within 60 days of such repurchase or redemption) of, Qualified Equity Interests;

(c) payments by the Company to repurchase or redeem Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Company or its Subsidiaries; provided that the aggregate cash consideration paid for all such repurchases or redemptions shall not exceed (A) $10 million per fiscal year since June 8, 2020, plus (B) the amount of any net cash proceeds received by the Company from the issuance and sale after June 8, 2020 of Qualified Equity Interests of the Company to officers, directors or employees of the Company or its Subsidiaries that have not been applied to the payment of Restricted Payments pursuant to this clause (c), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (c);

(d) repurchases of Equity Interests in connection with vesting of equity-based awards issued to employees in order to satisfy tax withholding obligations;

(e) repurchases of Equity Interests held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Company or its Subsidiaries deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent all or a portion of the exercise price thereof; provided that the aggregate cash consideration paid for all such repurchases shall not exceed $10 million in any fiscal year;

(f) Restricted Payments to the extent not otherwise permitted by the immediately preceding paragraph or any other clause of this paragraph in an amount not to exceed $120 million in any fiscal year; provided that if any portion of that $120 million is not used to make Restricted Payments pursuant to this clause during any fiscal year, such amount may be carried over to the next succeeding fiscal year; provided, further, that any amount carried over into the next succeeding fiscal year may not be carried forward again into any subsequent fiscal years and if Restricted Payments in the amount of $120 million or more are made in any fiscal year pursuant to this clause (f), no amount may be carried over from such fiscal year to the next succeeding fiscal year; and

(g) other Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Total Leverage Ratio would not exceed 4.00 to 1.00;

provided that (i) in the case of any Restricted Payment pursuant to clause (c), (f) or (g) above, no default with respect to the Notes shall have occurred and be continuing or shall occur as a consequence thereof and (ii) the issuance and sale of Qualified Equity Interests shall not increase the Restricted Payments Basket to the extent the proceeds of such issuance and sale are used to make a Restricted Payment pursuant to clauses (b) or (c)(B) above.

The following definitions shall apply solely for purposes of this Section 5.03:

“Attributable Indebtedness”, when used with respect to any Sale and Lease-Back Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Lease-Back Transaction.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-Cash Charges;

(c) Consolidated Interest Expense; and

(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);

(2) less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-Cash Charges.

In calculating “Consolidated Cash Flow Available for Fixed Charges” for any period, if any asset sale or asset acquisition (whether pursuant to a stock or an asset transaction) shall have occurred since the first day of any four fiscal quarter period for which the “Consolidated Cash Flow Available for Fixed Charges” is being calculated, such calculation shall give pro forma effect to such asset sale or asset acquisition.

For the purposes of calculating “Consolidated Cash Flow Available for Fixed Charges” “asset acquisition” means any acquisition of property or series of related acquisitions of property that constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person; and “asset sale” means any disposition of property or series of related dispositions of property that involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a subsidiary.

“Consolidated Fixed Charges” for any period means the sum, without duplication, of (a) Consolidated Interest Expense of the Company and its Subsidiaries for such period, plus (b) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any Subsidiary or any Preferred Stock of any Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Company or a Subsidiary or to the extent paid in Qualified Equity Interests) for such period, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and its Subsidiaries, expressed as a decimal.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges of the Company and its Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are available (the “four-quarter period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “transaction date”) to Consolidated Fixed Charges of the Company and its Subsidiaries for the four-quarter period. Notwithstanding anything to the contrary set forth in the definitions of Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense (and all component definitions referenced in such definitions), for purposes of determining the Consolidated Interest Coverage Ratio, such definitions (and all component definitions referenced in such definitions) shall be calculated with respect to the Company and all of its Subsidiaries, notwithstanding the use of the term “Restricted Subsidiaries” in such definitions, and otherwise in accordance with such definitions.

For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Company or any Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the four-quarter period or at any time subsequent to the last day of the four-quarter period and on or prior to the transaction date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the four-quarter period.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(a) interest on outstanding Indebtedness determined on a fluctuating basis as of the transaction date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the transaction date;

(b) if interest on any Indebtedness actually incurred on the transaction date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the transaction date will be deemed to have been in effect during the four-quarter period; and

(c) notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to hedging obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expenses” means, with respect to any Person for any period the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; and

(2) the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(1) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto);

(2) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

(3) gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(5) any fees and expenses paid in connection with the issuance of the debt securities or other Indebtedness;

(6) nonrecurring or unusual gains or losses;

(7) the net after-tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof;

(8) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset sale, issuance or repayment of Indebtedness, issuance of stock, stock options or other equity-based awards, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);

(9) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);

(10) any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards; and

(11) any non-cash impairment, restructuring or special charge or asset write-off or write-down, and the amortization or write-off of intangibles.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (including stock option expenses and any goodwill impairment charges) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control applicable to such Equity Interests are no more favorable to such holders than the provisions described above under Section 4.02, “Repurchase of Notes Upon a Change of Control” and such Equity Interests specifically provide that the Company will not redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Notes as required pursuant to the provisions described above under Section 4.02, “Repurchase of Notes Upon a Change of Control.”

“Equity Interests” of any Person means (i) any and all shares or other equity interests (including common stock, Preferred Stock, limited liability company interests and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other equity interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person. For the avoidance of doubt, any payments or distributions in respect of or upon conversion of such convertible debt securities do not constitute Restricted Payments.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Indebtedness” of any Person at any date means, without duplication:

(a) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(e) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(f) all Capitalized Lease Obligations of such Person;

(g) all Indebtedness of others secured by a mortgage, pledge, lien, encumbrance, or other security interest (each, a “security interest”) which secures payment or performance of an obligation, on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

(i) all Attributable Indebtedness with respect to any Sale and Lease Back Transaction;

(j) to the extent not otherwise included in this definition, all obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies (collectively, “hedging obligations”); and

(k) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (i) the fair market value of any asset subject to a security interest securing the Indebtedness of others on the date that the security interest attaches and (ii) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other preferred Equity Interests (however designated) of such Person whether outstanding on or issued after June 8, 2020.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a subsidiary of such Person or financed, directly or indirectly, using funds (i) borrowed from such Person or any subsidiary of such Person until and to the extent such borrowing is repaid or (ii) contributed, extended, guaranteed or advanced by such Person or any subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of Meritor, Inc.

“Restricted Payment” means any of the following:

(a) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company, including, without limitation, any payment to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company in connection with any merger or consolidation involving the Company, but excluding dividends or distributions payable solely in Qualified Equity Interests of the Company or through accretion or accumulation of such dividends on such Equity Interests; or

(b) the repurchase or redemption of any Equity Interests of the Company, including, without limitation, any payment to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company in connection with any merger or consolidation involving the Company.

“Total Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Total Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Debt of the Company and its Subsidiaries to (b) Consolidated Cash Flow Available for Fixed Charges of the Company and its Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. Notwithstanding anything to the contrary set forth in the definition of Consolidated Cash Flow Available for Fixed Charges (and all component definitions referenced in such definitions), for purposes of determining the Total Leverage Ratio, such definition (and all component definitions referenced in such definition) shall be calculated with respect to all of the Company and its Subsidiaries, notwithstanding the use of the term “Restricted Subsidiaries” in such definitions, and otherwise in accordance with such definitions.

In the event that the Company or any Subsidiary incurs, redeems, retires or extinguishes any Total Debt (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) subsequent to the commencement of the period for which the Total Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Leverage Ratio is made, then the Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable four-quarter period.

ARTICLE 6
MISCELLANEOUS PROVISIONS

Section 6.01. Concerning the Trustee.

(a) The Trustee and the Predecessor Trustee make~~s~~ no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of Meritor and not of the Trustee or the Predecessor Trustee.

(b) For the avoidance of doubt, the Trustee (including any paying agent) shall have no responsibility for any of the calculations described in this Supplemental Indenture, which the Company will provide and upon which the Trustee is entitled to rely conclusively without independent verification.

(c) The Trustee has no duty or responsibility to monitor or ensure Meritor’s or any of its subsidiaries’ compliance with the covenants set forth herein or in the Indenture.

(d) Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any of its subsidiaries’ compliance with any of the covenants under this Supplemental Indenture or the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any of its subsidiaries’ compliance with the covenants or with respect to any reports or other documents filed with the Commission or EDGAR or any website under this Supplemental Indenture, or participate in any conference calls.

(e) The Trustee will have no responsibility or liability for the disbursements of payments in respect of ownership interests in the Notes by DTC or the direct or indirect DTC participants or for maintaining or reviewing any records of DTC or the direct or indirect DTC participants relating to ownership interests in the notes or the disbursement of payments in respect of the Notes or any act or omission of DTC.

(f) For the avoidance of doubt, while the Notes are outstanding, amendments or other modifications to the Base Indenture which affect the Notes or which affect the rights, powers, privileges, duties, immunities and/or indemnities of the Trustee will require the consent of the Trustee.

Section 6.02. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 6.03. Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, e-mail or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The executed copies delivered by facsimile, e-mail or PDF transmission of the Base Indenture and all other prior supplemental indentures delivered to the Trustee may be used in lieu of the original Base Indenture and such supplemental indentures for all purposes. Signatures of the parties hereto transmitted by facsimile, e-mail or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures including but not limited to DocuSign, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 6.05. Ratification of Indenture. This Supplemental Indenture shall form a part of the Indenture, and the parties hereto agree that, except as supplemented and amended herein, the Indenture is in all respects ratified and confirmed and shall remain in full force and effect.

Section 6.06. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 6.07. Force Majeure and Consequential Damages. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.08. Notices. As of the date of this Supplemental Indenture, the Corporate Trust Office of the Trustee shall be, and notices to the Trustee with respect to the Notes shall be given to it in accordance with Section 1.05 of the Base Indenture, at:

U.S. Bank National Association
535 Griswold Street, Suite 550
Detroit, MI 48226
Attention: Global Corporate Trust Services

The Trustee agrees to accept and act upon notice, instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.09. Acknowledgment of Predecessor Trustee. By executing this Supplemental Indenture, the Trustee, the Company and the Predecessor Trustee acknowledge and agree that (a) the Trustee shall be the Trustee for, and have all of the rights, powers, trusts, privileges, immunities, indemnities and duties of the “Trustee” as defined in and under, the Base Indenture, as supplemented by the First Supplemental Indenture, dated as of July 7, 2000, the Fifth Supplemental Indenture, dated as of May 23, 2013, and this Supplemental Indenture, with respect to solely the Notes and not any other Securities and (b) the Predecessor Trustee shall remain the Trustee with respect to all other Securities, shall have no duties with respect to the Notes issued hereunder and its rights, powers, trusts, privileges, immunities, indemnities and duties as “Trustee” are hereby confirmed, under the Base Indenture, as supplemented by the First Supplemental Indenture, dated as of July 7, 2000, the Second Supplemental Indenture, dated as of July 6, 2004, the Third Supplemental Indenture, dated as of June 23, 2006, the Fourth Supplemental Indenture, dated as of March 3, 2010, the Fifth Supplemental Indenture, dated as of May 23, 2013, the Sixth Supplemental Indenture, dated as of May 31, 2013 and the Seventh Supplemental Indenture, dated February 13, 2014 and (c) the Trustee and the Predecessor Trustee shall share pro rata in monies to be applied under Section 5.06 of the Base Indenture to pay amounts due them under Section 6.07 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

MERITOR, INC.

By:	/s/ Mike Lei
Name: Mike Lei
Title: Vice President and Treasurer

[Signature Page to Eighth Supplemental Indenture (Meritor, Inc.)]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ James Kowalski
Name: James Kowalski
Title: Vice President

[Signature Page to Eighth Supplemental Indenture (Meritor, Inc.)]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Eighth Supplemental Indenture (Meritor, Inc.)]

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1. Definitions.

1.1. Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depositary” means with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2. Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Clearstream”	2.1(a)
“Euroclear”	2.1(a)
“Global Note”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Notes”	2.1(a)
“Regulation S Permanent Global Notes”	2.1(a)
“Regulation S Temporary Global Notes”	2.1(a)
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1(a)

Appendix A-1

2. The Notes.

2.1. Form and Dating. The Notes will be offered and sold by the Company, from time to time. The Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

(a) Global Notes. The Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in fully registered form without interest coupons (collectively, the “Rule 144A Global Notes”) with the restricted securities legend set forth in Exhibit B to this Indenture, and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global Notes in fully registered form without interest coupons with the global securities legend and the applicable restricted securities legend set forth in Exhibit B to this Indenture (collectively, the “Regulation S Temporary Global Notes”) or with such other legends as may be appropriate. The Rule 144A Global Notes and the Regulation S Temporary Global Notes will be deposited upon issuance with the Trustee as custodian for the Depositary, at its corporate trust office, and registered in the name of the Depositary or its nominee, in each case, for credit to an account of a direct or indirect participant in the Depositary. During the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Notes may be held only through Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in the Depositary), unless transferred to a Person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. After the expiration of the Distribution Compliance Period, the Regulation S Temporary Global Notes will automatically be exchanged for one or more permanent notes in fully registered, global form without interest coupons (collectively, the “Regulation S Permanent Global Notes” and, together with the Regulation S Temporary Global Notes, the “Regulation S Global Notes”, the Regulation S Global Notes and the Rule 144A Global Notes collectively being the “Global Notes”) upon delivery to the Depositary of certification of compliance with the transfer restrictions applicable to the Notes and pursuant to Regulation S as provided herein. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the circumstances described herein or Section 2.3(b)(vi) below.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the applicable Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the applicable Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Appendix A-2

Members of, or participants, in the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or Section 2.4 hereof, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2. Authentication. The Trustee or Authentication Agent shall authenticate and deliver Notes in accordance with Section 3.03 of the Base Indenture.

2.3. Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

Appendix A-3

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) an opinion of counsel or other evidence reasonably satisfactory to the Company and the Trustee as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the applicable Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may be transferred, in whole and not in part, only by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

Appendix A-4

(v) The transferor shall, to the extent required by applicable tax law, also provide or cause to be provided to the Trustee all information that is (i) in its possession, (ii) specifically requested by the Trustee in sufficient detail to permit compliance with such request and (iii) necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(vi) Exchanges Between Regulation S Global Notes and Rule 144A Global Notes.

(A) Prior to the expiration of the Distribution Compliance Period, beneficial interests in Regulation S Global Notes may be exchanged for beneficial interests in Rule 144A Global Notes only if (1) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and (2) the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a Person (x) who the transferor reasonably believes to be a QIB within the meaning of Rule 144A, purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (y) in accordance with all applicable securities laws of all applicable jurisdictions; and

(B) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Appendix A-5

(c) Legend.

(i) Except as permitted by the following paragraph (ii), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT(SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B), (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION ACCEPTABLE TO THE COMPANY AND TRUSTEE IF THE COMPANY AND TRUSTEE SO REQUEST), (II) TO THE COMPANY OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Appendix A-6

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if, and to the extent, no resale restrictions under such Rule shall continue to apply; and

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if, and to the extent, no resale restrictions under such Rule shall continue to apply, in either case, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation pursuant to its customary practice.

At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) or the applicable Notes Custodian with respect to such Global Note, by the Trustee or the Notes Custodian, as applicable, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Security Registrar’s request.

Appendix A-7

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 11.08 of the Base Indenture).

(iii) The Security Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 calendar days before (A) the record date for any payment of interest on the Notes, (B) any date fixed for redemption of the Notes or (C) the date fixed for selection of the Notes to be redeemed in part. Also, the Security Registrar or co-registrar shall not be required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any Note, the transfer agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents as described in the Indenture. The Company may require a Holder to pay any taxes and fees required by law and permitted by the Indenture and the Notes.

(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Appendix A-8

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4. Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred (or, in the case of clause (ii) below, shall be transferrable) to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 120 days of such notice, (ii) at the Company’s option, the Company notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided, however, that in no event will the Regulation S Temporary Global Notes be exchanged for Definitive Notes prior to the expiration of the Distribution Compliance Period and the receipt of any certificates required under the provisions of Regulation S, or (iii) there has occurred and is continuing a default or Event of Default with respect to the Notes (in which case such Global Note shall be automatically exchanged for Definitive Notes).

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Definitive Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the transfer restrictions applicable to such Notes. Any Definitive Note delivered in exchange for a beneficial interest in the Global Note shall bear the restricted securities legend set forth in Section 2.3(c)(i).

Appendix A-9

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i) or (ii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

Appendix A-10

EXHIBIT A

FORM OF SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of June 8, 2020, by each of the undersigned (the “Initial Guarantors”, and together with any additional subsidiaries which become parties to this Guaranty by executing a supplement hereto in the form attached hereto as Annex I, the “Subsidiary Guarantors”), in favor of U.S. Bank National Association, as Trustee (the “Trustee”), under the Indenture (as defined below), for the benefit of the Holders (as defined in the Indenture) of Notes (as defined below). Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Indenture.

WITNESSETH:

WHEREAS, Meritor, Inc., an Indiana corporation (the “Company”), has entered into that certain Fourth Amended and Restated Credit Agreement dated as of June 7, 2019 (as the same may be amended, extended, replaced or refinanced, and including any subsequent credit facility, the “Credit Agreement”), by and among the Company and ArvinMeritor Finance Ireland Unlimited Company (together with the Company, the “Borrowers”), the institutions from time to time parties thereto as lenders (the “Credit Agreement Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas and Royal Bank of Canada as Co-Syndication Agents and JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas, PNC Capital Markets LLC and RBC Capital Markets, as Joint Lead Arrangers and Joint Book Runners, which Credit Agreement provides, subject to the terms and conditions of the Credit Agreement, for extensions of credit and other financial accommodations by the Credit Agreement Lenders to the Borrowers; and

WHEREAS, at the request of the Company, each of the Initial Guarantors executed and delivered a Guaranty (the “Credit Agreement Guaranty”), whereby each of the Initial Guarantors, without limitation and with full recourse, guaranteed the payment when due of the “Secured Obligations” (as such term is defined in the Credit Agreement);

WHEREAS, the Company is issuing $300,000,000 aggregate principal amount of its 6.250% Notes due 2025 (the “Notes”) under the Eighth Supplemental Indenture, dated as of June 8, 2020 (the “Supplemental Indenture”), among the Company, U.S. Bank National Association, a national banking association, as successor Trustee (the “Trustee”) and the Predecessor Trustee under the Supplemental Indenture to the Base Indenture, dated as of April 1, 1998 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of July 7, 2000, a Second Supplemental Indenture, dated as of July 6, 2004, a Third Supplemental Indenture, dated as of June 23, 2006, a Fourth Supplemental Indenture, dated as of March 3, 2010, a Fifth Supplemental Indenture, dated as of May 23, 2013, a Sixth Supplemental Indenture, dated as of May 31, 2013 and a Seventh Supplemental Indenture, dated as of February 13, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as predecessor trustee (the “Predecessor Trustee”) (and the Base Indenture, as so supplemented, the “Indenture”); and

Exhibit A-1

WHEREAS, the Company desires that the Initial Guarantors provide a guaranty on the same terms as the Credit Agreement Guaranty for the benefit of the Holders of Notes;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants to each Holder of Notes and to the Trustee:

(a) It is a corporation, partnership, limited liability company or other organization duly incorporated or organized, validly existing and in good standing (in jurisdictions where applicable) under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to be in good standing or authorized to conduct business would have a material adverse effect on (i) the business, financial condition, operations, performance or properties of the Company and its subsidiaries taken as a whole, (ii) the ability of the Company to pay its obligations under the Indenture and the Notes, or (iii) the validity or enforceability of the Indenture or the Notes or the rights or remedies of the Trustee or the Holders of Notes thereunder (hereinafter, a “Material Adverse Effect”).

(b) It has the corporate or other power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Guarantor or such Subsidiary Guarantor’s articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which such Subsidiary Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien (other than any lien permitted by the Indenture) in, of or on the property of such Subsidiary Guarantor pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental authority, or any other third party, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty, except for those which have been obtained.

Exhibit A-2

Section 2. The Guaranty. Each of the Subsidiary Guarantors hereby unconditionally guarantees, jointly and severally with the other Subsidiary Guarantors, (i) the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the principal amount of (and premium, if any) and interest, if any, on the Notes in accordance with the terms of the Notes and of the Indenture, as applicable, and (ii) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all of the agreements, conditions, covenants, and obligations of the Company contained in the Indenture (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Company to pay punctually any such amount or perform such obligation, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Indenture or the Notes, as the case may be. Each of the Subsidiary Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Section 3. Guaranty Unconditional. The obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(b) any modification or amendment of or supplement to the Indenture or the Notes, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(c) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Company, such Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, such Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Company, such Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations;

(d) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Company, any other guarantor of any of the Guaranteed Obligations, the Trustee, any Holder of Notes or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Company, such Subsidiary Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Indenture, the Notes or any provision of applicable law or regulation purporting to prohibit the payment of any of the Guaranteed Obligations by the Company, such Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations;

Exhibit A-3

(f) the failure of the Trustee to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(g) the election by, or on behalf of, any one or more of the Holders of Notes, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(h) any borrowing or grant of a security interest by the Company, such Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(i) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Notes or the Trustee for repayment of all or any part of the Guaranteed Obligations;

(j) the failure of any other Subsidiary Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof;

(k) any other act or omission to act or delay of any kind by the Company, such Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations, the Trustee, any Holder of Notes or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Subsidiary Guarantor’s obligations hereunder; or

(l) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations.

Section 4. Discharge; Reinstatement In Certain Circumstances. Each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until the earlier to occur of (i) the date when all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash or satisfied in full, as the case may be, or (ii) the date on which such Subsidiary Guarantor is released from liability under the Credit Agreement Guaranty (herein, the “Termination Conditions”), upon which such Subsidiary Guarantor shall be deemed automatically released without any further action by the Trustee. Until one of the Termination Conditions is satisfied, all of the rights and remedies under this Guaranty shall survive. If at any time while this Guaranty is in effect any payment of the principal amount of (and premium, if any) and interest, if any, on any Notes or any other amount payable or deliverable by the Company or any other party under the Indenture or any Notes are rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Exhibit A-4

Section 5. General Waivers; Additional Waivers.

(a) General Waivers. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, such Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other Person.

(b) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Subsidiary Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii) (A) notice of acceptance hereof; (B) notice of the amount of the Guaranteed Obligations, subject, however, to each Subsidiary Guarantor’s right to make inquiry of the Trustee to ascertain the amount of the Guaranteed Obligations at any reasonable time; (C) notice of any adverse change in the financial condition of the Company or of any other fact that might increase such Subsidiary Guarantor’s risk hereunder; (D) notice of presentment for payment, demand, protest, and notice thereof as to any Notes; (E) notice of any Event of Default; and (F) all other notices (except if such notice is specifically required to be given to such Subsidiary Guarantor hereunder) and demands to which each Subsidiary Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Trustee and the Holders of Notes to institute suit against, or to exhaust any rights and remedies which the Trustee and the Holders of Notes now have or may hereafter have against, any other guarantor of the Guaranteed Obligations or any third party, or against any collateral provided by such other guarantors or any third party; and each Subsidiary Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any other guarantor of the Guaranteed Obligations or by reason of the cessation from any cause whatsoever of the liability of any other guarantor of the Guaranteed Obligations in respect thereof;

(iv) (A) any rights to assert against the Trustee and the Holders of Notes any defense (legal or equitable), set-off, counterclaim, or claim which such Subsidiary Guarantor may now or at any time hereafter have against any other guarantor of the Guaranteed Obligations or any third party liable to the Trustee and the Holders of Notes; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense such Subsidiary Guarantor has to performance hereunder, and any right such Subsidiary Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Trustee’s and the Holders’ of Notes rights or remedies against any other guarantor of the Guaranteed Obligations; (2) the alteration by the Trustee and the Holders of Notes of the Guaranteed Obligations; (3) any discharge of the obligations of any other guarantor of the Guaranteed Obligations to the Trustee and the Holders of Notes by operation of law as a result of the Trustee’s and the Holders’ of Notes intervention or omission; or (4) the acceptance by the Trustee and the Holders of Notes of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Subsidiary Guarantor’s liability hereunder; and

Exhibit A-5

(v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Trustee and the Holders of Notes; or (b) any election by the Trustee and the Holders of Notes under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Subsidiary Guarantors.

Section 6. Subrogation; Subordination of Intercompany Indebtedness.

(a) Subrogation. Until one of the Termination Conditions is satisfied, each Subsidiary Guarantor, (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Holders of Notes or the Trustee now have or may hereafter have against the Company, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and each Subsidiary Guarantor waives any benefit of, and any right to participate in, any security or collateral that may from time to time be given to the Holders of Notes and the Trustee to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Company to the Holders of Notes. Should any Subsidiary Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to complete satisfaction of one of the Termination Conditions, each Subsidiary Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set-off that such Subsidiary Guarantor may have prior to satisfaction of one of the Termination Conditions, and (B) waives any and all defenses available to a surety, Subsidiary Guarantor or accommodation co-obligor until one of the Termination Conditions is satisfied. Each Subsidiary Guarantor acknowledges and agrees that this subordination is intended to benefit the Trustee and the Holders of Notes and shall not limit or otherwise affect such Subsidiary Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Trustee, the Holders of Notes and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

Exhibit A-6

(b) Subordination of Intercompany Indebtedness. Each Subsidiary Guarantor agrees that until one of the Termination Conditions is satisfied, all claims of such Subsidiary Guarantor against the Company, any other Subsidiary Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (each as used in this Section 6(b), an “Obligor”), or against any of its properties, including, without limitation, claims arising from liens or security interests upon property with respect to any such claim owing to such Subsidiary Guarantor (“Intercompany Indebtedness”) held by such Subsidiary Guarantor, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided, that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing such Subsidiary Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from the related Obligor. Should any payment, distribution, security or instrument or proceeds thereof be received by such Subsidiary Guarantor upon or with respect to the Intercompany Indebtedness in contravention of this Section 6(b), prior to satisfaction of one of the Termination Conditions, such Subsidiary Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Notes and shall forthwith deliver the same to the Trustee, for the benefit of the Holders of Notes, in precisely the form received (except for the endorsement or assignment of such Subsidiary Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Subsidiary Guarantor as the property of the Holders of Notes. If any Subsidiary Guarantor fails to make any such endorsement or assignment to the Trustee, the Trustee or any of its officers or employees are irrevocably authorized to make the same. Each Subsidiary Guarantor agrees that until one of the Termination Conditions is satisfied, no Subsidiary Guarantor will assign or transfer to any Person any Intercompany Indebtedness.

Section 7. Contribution with Respect to Guaranteed Obligations.

(a) To the extent that any Subsidiary Guarantor shall make a payment under this Guaranty (a “Subsidiary Guarantor Payment”) which, taking into account all other Subsidiary Guarantor Payments then previously or concurrently made by any other Subsidiary Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Subsidiary Guarantor if each Subsidiary Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Subsidiary Guarantor Payment in the same proportion as such Subsidiary Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Subsidiary Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Subsidiary Guarantors as determined immediately prior to the making of such Subsidiary Guarantor Payment, then, following the satisfaction of one of the Termination Conditions, such Subsidiary Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Subsidiary Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Subsidiary Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Subsidiary Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Subsidiary Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 7 is intended only to define the relative rights of the Subsidiary Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Subsidiary Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

Exhibit A-7

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Subsidiary Guarantor or Subsidiary Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Subsidiary Guarantors against other Subsidiary Guarantors under this Section 7 shall be exercisable upon the satisfaction of one of the Termination Conditions.

Section 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under any of the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company at any time while this Guaranty is in effect, all such amounts otherwise subject to acceleration under the terms of the Indenture or the Notes shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Trustee.

Section 9. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in the Indenture, with respect to the Trustee at its notice address specified in Section 1.05 of the Indenture, and with respect to any Subsidiary Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Trustee in accordance with the provisions of such Section of the Indenture.

Notice Address for Subsidiary Guarantors:

c/o Meritor, Inc.
2135 West Maple Road
Troy, Michigan 48084-7186
Attention: Treasurer
Telephone No.: 248-435-1588
Facsimile No.: 248-435-1393

Section 10. No Waivers. No failure or delay by the Trustee or any Holder of Notes in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Indenture and the Notes shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11. Successors and Assigns. This Guaranty is for the benefit of the Trustee and the Holders of Notes and their respective successors and permitted assigns. In the event of an assignment of any amounts payable under the Indenture or the Notes in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and assigns; provided, that no Subsidiary Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Holders of Notes, and any such assignment in violation of this Section 11 shall be null and void.

Exhibit A-8

Section 12. Changes in Writing. Other than in connection with the addition of an additional Subsidiary Guarantor, which shall become a party hereto by executing a supplement hereto in the form attached as Annex I, or in connection with the addition under this Guaranty, at the Company’s election, of new securities issued by the Company under the Indenture, any of its other existing indentures or such other indentures as the Company may enter into from time to time, which addition shall not require the consent of the Holders of Notes, this Guaranty and any provision hereof may be changed, waived, discharged or terminated only in a writing signed by each of the Subsidiary Guarantors and the Trustee with the consent of the Holders of Notes of not less than a majority of the aggregate principal amount of the Notes then outstanding (or each Holder of Notes affected thereby if required pursuant to the terms of Section 9.02 of the Indenture).

Section 13. GOVERNING LAW. ANY DISPUTE BETWEEN ANY SUBSIDIARY GUARANTOR AND THE TRUSTEE OR ANY HOLDER OF NOTES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG SUCH SUBSIDIARY GUARANTOR, THE TRUSTEE AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS GUARANTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE GOVERNING LAWS SPECIFIED IN SECTION 1.12 OF THE INDENTURE.

Section 14. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Section 15. Expenses of Enforcement, Etc. The Subsidiary Guarantors agree to reimburse the Trustee and the Holders of Notes for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of outside counsel and paralegals for the Trustee and the Holders of Notes), paid or incurred by the Trustee or any Holder of Notes in connection with the collection and enforcement of this Guaranty.

Section 16. Setoff. At any time after the occurrence and during the continuance of an Event of Default, each Holder of Notes and the Trustee may, without notice to any Subsidiary Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations then due and payable (by acceleration or otherwise) (i) any indebtedness due or to become due from such Holder of Notes or the Trustee to any Subsidiary Guarantor, and (ii) any moneys, credits or other property belonging to any Subsidiary Guarantor, at any time held by or coming into the possession of such Holder of Notes or the Trustee.

Exhibit A-9

Section 17. Financial Information. Each Subsidiary Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, the other Subsidiary Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Subsidiary Guarantor hereby agrees that none of the Holders of Notes or the Trustee shall have any duty to advise such Subsidiary Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Notes or the Trustee, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Subsidiary Guarantor, such Holder of Notes or the Trustee shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Notes or the Trustee, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential, (iii) to make any other or future disclosures of such information or any other information to such Subsidiary Guarantor or (iv) to provide any such information to any other Subsidiary Guarantor.

Section 18. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 19. Merger. This Guaranty represents the final agreement of each of the Subsidiary Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Subsidiary Guarantor and any Holder of Notes or the Trustee.

Section 20. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

Section 21. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart. The exchange of copies of this Guaranty and of signature pages by facsimile, e-mail or PDF transmission shall constitute effective execution and delivery of this Guaranty as to the parties hereto and may be used in lieu of the original Guaranty for all purposes. Signatures of the parties hereto transmitted by facsimile, e-mail or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Guaranty or any document to be signed in connection with this Guaranty shall be deemed to include electronic signatures including DocuSign, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Exhibit A-10

Section 22. Swedish Guarantors.

(a) Swedish Companies Act. In respect of any Subsidiary Guarantors organized under the laws of Sweden (the “Swedish Guarantors”), the obligations of such Subsidiary Guarantors under this Guaranty shall be limited if (and only if) required by an application of the provisions of the Swedish Companies Act (Sw: aktiebolagslagen) (2005:551) in force from time to time regulating the purpose of a company’s business, prohibited loans and guarantees and distribution of assets (including profits/dividends) (assuming that all steps open to such Subsidiary Guarantors and all its shareholders to authorize its obligations under this Guaranty have been taken) and it is understood that the liability of such Subsidiary Guarantors under this Guaranty only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

(b) Limitations. In respect of any Swedish Guarantor, this Guaranty shall not apply to Guaranteed Obligations of Meritor Holdings, LLC.

Section 23. Luxembourg Guarantors.

(a) Notwithstanding any other provisions of this Guaranty, any other guaranty entered into in connection with the Credit Agreement or as a result of the Credit Agreement, the Indenture or the Notes, in relation to each Subsidiary Guarantor organized under the laws of Luxembourg (the “Luxembourg Guarantor”) the maximum amount payable by that Luxembourg Guarantor under this Guaranty, any other guaranty entered into in connection with the Credit Agreement or as a result of the Credit Agreement, the Indenture or the Notes shall at no time exceed the Maximum Amount (as defined below) of that Luxembourg Guarantor.

(b) The “Maximum Amount” of any Luxembourg Guarantor means the aggregate of:

(i) the outstanding intercompany loans (including without limitation by way of promissory notes) made directly or indirectly to that Luxembourg Guarantor which have been funded with moneys received by the Borrowers through the issuance of the Notes; and

(ii) an amount equal to 85% of the greater of (A) that Luxembourg Guarantor’s Fair Value (as defined below) on the date on which a demand is first made on that Luxembourg Guarantor under this Guaranty after the deduction of any amount payable or paid in accordance with paragraph (i) above and (B) that Luxembourg Guarantor’s Fair Value (as defined below) at the date of this Guaranty after the deduction of the amount payable or paid in accordance with paragraph (i) above.

A Luxembourg Guarantor’s “Fair Value” means the market value of the assets of that Luxembourg Guarantor as reasonably determined by the Trustee as at a specific date less all existing liabilities (including tax liabilities) incurred from time to time by that Luxembourg Guarantor and as reflected from time to time in the books of that Luxembourg Guarantor.

(c) The obligations and liabilities of any Luxembourg Guarantor under this Guaranty shall not include any obligation which, if incurred, would constitute either (a) a misuse of corporate assets as defined under Article 171-1 of the Luxembourg Company Act of August 10, 1915, as amended from time to time, (the “Luxembourg Company Act”) or (b) financial assistance.

Exhibit A-11

(d) No Luxembourg Guarantor shall at any time have any liability under this Guaranty to the extent that, if it were so liable, it would contravene any mandatory provision of Luxembourg law.

Section 24. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Guaranty, each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that this Guaranty of such Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under this Guaranty are limited to the maximum amount that would not render the Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Exhibit A-12

IN WITNESS WHEREOF, the Initial Guarantors have caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

ARVIN TECHNOLOGIES, INC.
ARVINMERITOR FILTERS OPERATING CO., LLC
ARVINMERITOR OE, LLC
ARVINMERITOR TECHNOLOGY, LLC
AXLETECH INTERNATIONAL IP HOLDINGS, LLC
CAX HOLDINGS, LLC
CAX INTERMEDIATE, LLC
MERITOR AFTERMARKET USA, LLC
MERITOR ELECTRIC VEHICLES, LLC
MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.), LLC
MERITOR HEAVY VEHICLE SYSTEMS, LLC
MERITOR HEAVY VEHICLE SYSTEMS (SINGAPORE) PTE., LTD.
MERITOR HEAVY VEHICLE SYSTEMS (VENEZUELA), INC.
MERITOR HOLDINGS, LLC
MERITOR, INC., A NEVADA CORPORATION
MERITOR INDUSTRIAL ACQUISITION HOLDINGS, LLC
MERITOR INDUSTRIAL AFTERMARKET, LLC
MERITOR INDUSTRIAL FRANCE, LLC
MERITOR INDUSTRIAL HOLDINGS, LLC
MERITOR INDUSTRIAL HOLDINGS BRAZIL, LLC
MERITOR INDUSTRIAL HOLDINGS FRANCE, LLC
MERITOR INDUSTRIAL INTERNATIONAL HOLDINGS, LLC
MERITOR INDUSTRIAL OVERSEAS SERVICES, LLC
MERITOR INDUSTRIAL PRODUCTS, LLC
MERITOR INTERNATIONAL HOLDINGS, LLC
MERITOR MANAGEMENT CORP.
MERITOR TECHNOLOGY, LLC
MERITOR SPECIALTY PRODUCTS LLC
TRANSPORTATION POWER, LLC

By:
Name:
Title:

[Signature Page to Subsidiary Guaranty (Meritor, Inc.)]

ARVIN HOLDINGS NETHERLANDS B.V.
MERITOR LUXEMBOURG S.A.R.L.
MERITOR NETHERLANDS B.V.

By:
Name:
Title:

ARVINMERITOR SWEDEN AB

By:
Name:
Title:

[Signature Page to Subsidiary Guaranty (Meritor, Inc.)]

IN WITNESS whereof the Initial Guarantor has executed this Guaranty as a deed the day and year first above written.

EXECUTED AS A DEED by	)
ARVINMERITOR LIMITED	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

(Note: These details are to be completed in the witness’s own hand writing.)

[Signature Page to Subsidiary Guaranty (Meritor, Inc.)]

IN WITNESS whereof the Initial Guarantor has executed this Guaranty as a deed the day and year first above written.

EXECUTED AS A DEED by	)
MERITOR CAYMAN ISLANDS, LTD.	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

(Note: These details are to be completed in the witness’s own hand writing.)

[Signature Page to Subsidiary Guaranty (Meritor, Inc.)]

ANNEX I TO SUBSIDIARY GUARANTY

Reference is hereby made to the Subsidiary Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of June 8, 2020, made by certain wholly owned subsidiaries of Meritor, Inc., an Indiana corporation (each an “Initial Guarantor”, and together with any additional subsidiaries that become parties to this Guaranty by executing a supplement thereto in the form attached thereto as Annex I, the “Subsidiary Guarantors”), in favor of U.S. Bank National Association, as Trustee, under the Indenture (as defined in the Guaranty) for the benefit of the Holders of Notes. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

By its execution below, the undersigned, [NAME OF NEW SUBSIDIARY GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Subsidiary Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto.

IN WITNESS WHEREOF, [NAME OF NEW SUBSIDIARY GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, 20__.

[NAME OF NEW SUBSIDIARY GUARANTOR]

By: __________________________
Name:
Title:

EXHIBIT B

[FORM OF FACE OF NOTE]

[Global Notes Legend]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK (“DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit B-1

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT(SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B), (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (II) TO THE COMPANY OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit B-2

[FORM OF FACE OF NOTE]

No. [ ]	$

6.250% Notes due 2025

CUSIP No. [59001KAG5]
[U5900XAA2]
ISIN No. [US59001KAG58]
[USU5900XAA29]

MERITOR, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of [ ] Dollars ($[ ]) [as set forth on the Schedule of Increases and Decreases annexed hereto] 1 [on June 1, 2025] 2 and to pay interest thereon from June 8, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually, in arrears, on June 1 and December 1 in each year, commencing December 1, 2020 at the rate of 6.250% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

____________________

[1] For Global Notes.

[2] For Definitive Notes.

Exhibit B-3

Payment of the principal of (and premium, if any) and any such interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment in respect of the Securities represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit B-4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 8, 2020

MERITOR, INC.

By:
Name: Mike Lei
Title: Vice President and Treasurer

[Signature Page to Rule [144A][Regulation S] Global Note (Meritor, Inc.)]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 6.250% Notes due 2025 described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Dated: June 8, 2020

[Signature Page to Rule [144A][Regulation S] Global Note (Meritor, Inc.)]

[FORM OF REVERSE SIDE OF NOTE]
6.250% Notes due 2025

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the Eighth Supplemental Indenture, dated as of June 8, 2020 (the “Supplemental Indenture”), among the Company, U.S. Bank National Association, a national banking association, as successor Trustee (the “Trustee”), and the Predecessor Trustee under the Supplemental Indenture to the Indenture, dated as of April 1, 1998 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of July 7, 2000, a Second Supplemental Indenture, dated as of July 6, 2004, a Third Supplemental Indenture, dated as of June 23, 2006, a Fourth Supplemental Indenture, dated as of March 3, 2010, a Fifth Supplemental Indenture, dated as of May 23, 2013, a Sixth Supplemental Indenture, dated as of May 31, 2013 and a Seventh Supplemental Indenture, dated as of February 13, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as predecessor trustee (the “Predecessor Trustee”) (and the Base Indenture, as so supplemented, the “Indenture”), to which such Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. All terms used and not defined herein have the meanings ascribed thereto in the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. This Security is one of the series designated on the face hereof (6.250% Notes due 2025), initially limited in aggregate principal amount to $300,000,000.

The Subsidiary Guarantors shall jointly and severally guarantee the Securities pursuant to the terms of the Indenture.

Initially, the Trustee will act as Security Registrar, Paying Agent and Authenticating Agent for the Securities. The Company may appoint and change any Security Registrar, Paying Agent or Authenticating Agent without notice.

Except as otherwise provided in the Indenture, this Security will initially be issued in definitive, fully registered form without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

This Security is not entitled to the benefit of a sinking fund or any analogous provision. This Security is redeemable in whole or in part from time to time at the option of the Company on the terms provided in the Supplemental Indenture.

Exhibit B-5

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and any interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Indenture contains terms, provisions and conditions relating to the consolidation of the Company with or merger of the Company into, and the conveyance or transfer of its properties and assets substantially as an entirety to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligations.

The Company may from time to time, without notice to or consent of the Holders of the Securities, create and issue further notes ranking equally and ratably with the Securities of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes), so that such further notes shall be consolidated and form a single series with the Securities of this series and shall have the same terms as to status, redemption or otherwise as the Securities of this series, provided that such further notes are fungible with the Securities of this series for U.S. federal income tax purposes.

The registered Holder of this Security may be treated as the owner of it for all purposes.

Exhibit B-6

The Company at its option, subject to the terms and conditions contained in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to compensate, reimburse and indemnify the Trustee, to maintain an office or agency with respect to the Securities and to hold moneys for payment in trust) or (b) may omit to comply with certain restrictive covenants contained in the Indenture, in each case upon irrevocable deposit with the Trustee in trust of money or U.S. government securities (as described in the Indenture) or a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to discharge the principal of and interest on such Securities on the Stated Maturity of such principal or interest.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

As provided in the Indenture, no recourse under or upon any obligation, covenant or agreement of the Indenture or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareowner, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations under the Securities issued thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareowners, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareowner, officer or director, as such, because of the creation of the indebtedness hereby, or under or by reason of the obligations, covenants or agreements contained in the Indenture are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Securities.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Exhibit B-7

[FORM OF ASSIGNMENT]

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _______________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this note

In connection with any transfer of any of the Securities evidenced by this certificate occurring while this Security is a Transfer Restricted Note, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	To the Company; or

(2)	☐	Pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	Outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	Pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(6)	☐	Pursuant to another available exemption from registration requirements of the Securities Act of 1933.

Exhibit B-8

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Exhibit B-9

Your Signature

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

Exhibit B-10

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exhibit B-11

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[           ]. The following increases or decreases in this Global Note have been made:

	Amount of	Amount of	Principal amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal Amount	Principal Amount	Note following	signatory of
	of this Global	of this Global	such decrease or	Trustee or Notes
Date of Exchange	Note	Note	increase	Custodian

Exhibit B-12